UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2012 (August 6, 2012)

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 6, 2012, Omnicom Group Inc. (“Omnicom Group”), together with its wholly owned direct finance subsidiary, Omnicom Capital Inc. (together with Omnicom Group, the “Issuers”), announced the pricing of their public offering of $500 million aggregate principal amount of 3.625% Senior Notes due 2022 (the “Notes”). The Notes are an additional issuance of, will be fully fungible with and form a single series with the Issuers’ $750 million 3.625% Senior Notes due 2022 issued on April 23, 2012, and will have the same CUSIP number.

The Notes will mature on May 1, 2022. The transaction is expected to close on August 9, 2012. In connection with the offering, the Issuers entered into an underwriting agreement dated August 6, 2012 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein. The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the press release announcing the offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes will be issued under a base indenture dated as of July 1, 2009, among the Issuers, Omnicom Finance, Inc. and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture thereto dated as of July 20, 2012, among the Issuers and the Trustee, as further supplemented by the Fifth Supplemental Indenture thereto to be entered into among the Issuers and the Trustee.

The Issuers expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, and excluding accrued interest, of approximately $522.5 million and intend to use such net proceeds for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of common stock or other capital transactions.

The Notes are being offered pursuant to the Issuers’ shelf registration statement on Form S-3 (File No. 333-179573) (as amended, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on February 22, 2012.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 6, 2012, among Omnicom Group Inc., Omnicom Capital Inc. and J.P. Morgan Securities LLC and Citigroup Global Markets Inc.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
99.1	Press Release dated August 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

	By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Senior Vice President Finance and Controller

Date: August 7, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 6, 2012, among Omnicom Group Inc., Omnicom Capital Inc. and J.P. Morgan Securities LLC and Citigroup Global Markets Inc.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
99.1	Press Release dated August 6, 2012